SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 31, 2009

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

4000 Smith Road Cincinnati, Ohio (Address of principal executive offices)		45209 (Zip Code)

Registrant’s telephone number, including area code:  (513) 979-5837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.

Item 8.01.  Other Events.

On March 31, 2009, First Financial Insurance, Inc., Hamilton, Ohio (FFI) sold the property and casualty and business liability portion of its insurance business to the Knight-Willis Insurance Agency, LLC (KWIA), a related company of Knight Crockett Miller Insurance Group (KCM), an independent insurance agency based in Toledo, Ohio.  FFI retained the life, health, long-term care, and disability insurance segment of the business and will operate as a component of First Financial’s Wealth Resource Group.  On April 1, 2009, KWIA began operating in the former FFI locations in Connersville and Highland, Indiana and Hamilton, Ohio under the new name.

First Financial Bancorp does not expect the transaction to have a material impact on its financial statements.

FFI is a wholly owned subsidiary of First Financial Bank, N.A., Hamilton, Ohio, which is in turn wholly owned by First Financial Bancorp.

KCM offers extensive product and service options for property and casualty and business liability insurance clients.  The company has been serving clients for 150 years.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

Date: April 6, 2009	By:	/s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President and Chief Financial Officer